                                                                   Exhibit 10.14


                            ECLIPSE/REALMED AGREEMENT

     This Agreement ("Agreement") is dated and effective as of June 15, 1999 and is by and among Robert B. Peterson, Mark A. Morris, Eclipse America Corporation ("Eclipse America"), Eclipse Computing, Inc. ("Eclipse Computing"), RealMed Capital Corporation, Eclipse Consulting Group, Inc., Eclipse Powernet, Inc., Eclipse Financial Corporation, Eclipse Group, Inc. (the foregoing persons and entities shall be collectively referred to as the "Eclipse Parties") and RealMed Corporation (the "Company").

                                    RECITALS

         A. Contemporaneously with the execution and delivery of this Agreement, the Company and Newcourt Financial USA Inc. ("Newcourt") are entering into a Loan Agreement pursuant to which, among other things, Newcourt will commit, subject to certain terms and conditions, to loan up to $17,500,000 to the Company.

         B. In connection with the Loan Agreement and the transactions contemplated thereby, Newcourt and the other parties to this Agreement desire to establish with certainty the nature and extent of any and all relationship between the Company, on the one hand, and the Eclipse Parties, on the other hand.

         C. Newcourt will not execute and deliver the Loan Agreement or consummate the transaction contemplated thereby unless, among other things, this Agreement is executed and delivered by the parties hereto.

         D. The parties hereto believe it is desirable for the Company and Newcourt to enter into the Loan Agreement and are, therefore, willing to enter into this Agreement in order to induce Newcourt to enter into the Loan Agreement. Each of the parties also believes it is in its best interest to enter into this Agreement in order to establish with certainty the matters set forth in this Agreement.

         NOW, THEREFORE, in consideration of the premises and the mutual covenants contained in this Agreement, the parties agree as follows:

                  1. Each of the Eclipse Parties (on its own behalf and on behalf of its Affiliates), on the one hand, and the Company, on the other hand, agree that, except as set forth in this Agreement, each and every agreement, commitment, contract and/or understanding, whether oral or written, between such Eclipse Party (or any of its Affiliates) and the Company (including, but not limited to each agreement, commitment, contract and understanding listed on Exhibit A) (collectively, the "Terminated Agreements") is hereby terminated and rendered null and void and the Company is hereby released from any and all obligations, covenants and duties under each of the Terminated Agreements. Notwithstanding the foregoing, none of the agreements listed on Exhibit B (the "Surviving Agreements") shall be included in the term "Terminated Agreements" and the validity, enforceability and continuing force and effect of the Surviving Agreements shall be unaffected by this Agreement. For purposes of this Agreement, (a) the term "Affiliate" (or "Affiliates") means, with respect to any specified Person, any other Person controlling, controlled by, or under common control with, the specified Person (however, the Company shall not be considered to be an Affiliate of any Interested Party), and (b) the term "Person" means any natural person, corporation, partnership, trust, limited liability company, estate, association or other entity.

                  2. Each of the Eclipse Parties (on its own behalf and on behalf of its Affiliates) absolutely, irrevocably and unconditionally releases the Company from any and all claims, causes of action, demands, and rights, which he or it has, or may have, whether known or unknown, absolute or contingent, matured, or unmatured, in connection with or arising under (a) any of the Terminated Agreement, and/or (b) any transaction, event or occurrence occurring on or prior to the date of this Agreement; provided, however, that the foregoing release shall not extend to claims, causes of action, demands or rights arising under this Agreement or any Surviving Agreement.

                  3. Eclipse Computing acknowledges and agrees that it has previously transferred, assigned and conveyed, free and clear of any liens, claims, and encumbrances, to Company, good and marketable title to all of Eclipse Computing's rights in the property described on the attached Exhibit C (the "Proprietary Rights") and such transfer assignment and conveyance is hereby ratified and confirmed. Each of the other Eclipse Parties hereby acknowledges that neither it nor any of its Affiliates has any right, title and interest in or to any of the Proprietary Rights. If, nonetheless, any of the Eclipse Parties or any of their Affiliates should have any right, title or interest in or to the Proprietary Rights, each such Eclipse Party (on its own behalf and/or on behalf of any applicable Affiliate) hereby transfers, assigns and conveys good and marketable title, free and clear of any liens, claims and encumbrances, to all such right, title and interest, and any goodwill associated therewith, to the Company.

                  4. (a) Subject to the terms and conditions this Agreement, upon request by the Company and to the extent that Eclipse America has employees available to provide services, Eclipse America agrees to provide the Company with personnel acceptable to the Company (the "Leased Employees") for the purpose of providing computer programming and other related services to the Company ("Services"). Such Services shall be provided from time to time as requested by the Company. The Company shall be obligated to pay only for time spent by Leased Employees on behalf of the Company to the extent such time is reflected on a time sheet signed by the Company.

                  (b) Company may release any Leased Employee without prior notice to Eclipse America if, in the Company's opinion, such Leased Employee does not perform satisfactorily, does not comply with the Company's security requirements or other rules and regulations applicable to the conduct of the Company employees, or for other good cause.

                  (c) Eclipse America may withdraw any Leased Employee from providing Services on thirty days prior written notice to the Company, provided Eclipse America, if requested by the Company, provides the Company with a replacement Leased Employee acceptable to the Company. If any Leased Employee performing Services terminates his or her employment with Eclipse America, Eclipse America shall provide the Company with a replacement Leased Employee acceptable to the Company as soon as possible.

                  (d) Company agrees to pay Eclipse America an hourly fee for the performance of the Services of each Leased Employee equal to Eclipse America's actual cost of employing such Leased Employee, which costs are set forth on Exhibit D. Company may request changes in the costs set forth in Exhibit D no more often then twice per year; however, such changes shall not be effective until accepted in a writing signed by the Chief Executive Officer of the Company.

                  (e) Eclipse America shall submit invoices (with the required time sheets) to Company monthly for Leased Employees who performed Services during the preceding month. Invoices shall be sent to RealMed Corporation, 10333
N. Meridian Street, Suite 350, Indianapolis, Indiana 46290, Attention: Robert J. Hicks, or such other address indicated by Company.

                  (f) Invoices shall be payable thirty (30) days after receipt; however, in the event Company has questions concerning any invoiced item, payment of that item shall be made only after the satisfactory resolution of those questions.

                  (g) During the term of Section 4 of this Agreement and for a period of three years after final payment by Company, all of Eclipse America's records relating to Services performed and amounts invoiced by Eclipse America under this Agreement shall be open to inspection and subject to audit and reproduction by Company or Company's agent or representative.

                  (h) Eclipse America and Company acknowledge and agree that, although Leased Employees performing Services for Company shall perform Services pursuant to Company's general instructions, such Leased Employees shall at all times and for all purposes be deemed employees of Eclipse America and not employees of Company. Eclipse America shall be responsible for Leased Employees being advised of this fact.

                  (i) Eclipse America shall be responsible for all contract obligations it may have with the Leased Employees, for the payment of all wages and salaries payable to Leased Employees, and the cost of providing Leased Employees with any fringe benefits to which they are entitled by reason of being employed by Eclipse America. Eclipse America shall also be responsible for withholding payroll taxes from the wages and salaries paid to Leased Employees and the payment of all payroll taxes relating to their employment to government agencies and shall provide worker's compensation insurance, unemployment insurance and any other insurance required by statute.

                  (j) Eclipse America shall indemnify and hold Company harmless from any loss, damage, cost or expense which Company may incur by reason of or arising out of (1) any Leased Employee filing any lien against any property of

Company or any claim or lawsuit against Company in which the Leased Employee claims payment from Company for Services to Company, (2) any injury (including death) to any Leased Employee arising from providing Services pursuant to this Agreement, not caused by the intentional act or omission of Leased Employee, or
(3) any personal injury (including death) or property damage caused by the negligent or intentional act or omissions of any Leased Employee, excluding property damage to the Company's property arising out of any Leased Employee's failure to perform Services in an professional and competent manner, regardless of whether such failure arises out of a negligent or intentional act of the Leased Employee or omission of the Leased Employee.

                  (k) Company agrees that it will not actively solicit the employment of any Leased Employees who have performed Services for Company under this Agreement until at least twelve months after such employees first performed Services for Company; provided, however, the foregoing shall not apply to Leased Employees who, on their own initiative, seek employment by Company.

                  (l) Each of the Eclipse Parties agrees (on its own behalf and on behalf of its Affiliates) that it will not, at any time, solicit the employment of, hire, retain or employ, any employees of Company.

                  (m) In the course of the performance of this Agreement, Eclipse Parties may acquire information that Company deems confidential, including trade secrets and unpublished technical information and data to which Company has proprietary rights. Confidential Information shall also include information of a third party which Company is under an obligation to maintain in confidence. All such information is referred to hereinafter as Disclosed Information. Eclipse America shall retain such Disclosed Information in strict confidence and shall not use it for the benefit of Eclipse America or others or communicate it to others without the written agreement of the Company's Chief Executive Officer. Eclipse America shall not duplicate any documents, or permit others to do so, without prior written approval of the Company's Chief Executive Officer. Documents made available to Eclipse America by Company shall remain the property of Company and shall be delivered along with all copies thereof to Company upon request, upon termination of Section 4 or this Agreement.

                  (n) All work product arising out of or in connection with any Services is work for hire for Company and shall be the property of Company, with Company owning the copyright and all other rights with respect thereto. In the event any part of the work product does not qualify as a work for hire, Eclipse America hereby assigns the entire copyright and all other rights to the work product to Company. All originals and copies of such work product shall be delivered to Company upon request or at the termination of this Agreement, whichever is earlier. Eclipse America agrees to execute, without further consideration, assignments or other documents that may be necessary to establish Company's ownership of such work product.

                  (o) Section 4 of this Agreement may be terminated by either Eclipse America or the Company by giving at least thirty days advanced written notice to the other; provided, however, that subsection 4(g), (i), (j), (k),
(l), (m) and (n) shall survive any such termination.

                  5. Eclipse America hereby leases to Company, and Company hereby leases from Eclipse America, the property listed in Exhibit E (the "Leased Property") for $16,000 per month, payable in arrears for 45 months (the "Lease Term"). All such payments shall be due ten days after month end. Notwithstanding the foregoing, Company shall have the right, with respect to any Leased Property, to make payments directly to any person who is the lessor of, or has a security interest in, such property ("Direct Payments") and to reduce the payments otherwise due Eclipse America by the amount of any such Direct Payment. Eclipse America represents and warrants to Company that Eclipse America owns all such property free and clear of all liens, claims, charges and encumbrances of any kind, except for liens which, in the aggregate, secure debt of $16,000 per month or less, which debt does not continue beyond the Lease Term. Upon the earlier of the end of the Lease Term or the closing of an Initial Public Offering, Company shall have the option to purchase the Leased Property on an "AS IS, WHERE IS" basis for $1.00, which shall be deemed to be good, valuable and sufficient consideration. In such event, upon Company's request, Eclipse America shall execute and deliver a bill of sale evidencing such conveyance. Each Eclipse Party acknowledges and agrees that all property on the Premises (as defined below) is either owned by the Company or is Leased Property and that any new equipment, furniture or fixtures which shall become located on the Premises will be the property of the Company, free and clear of all liens created by or through the Eclipse Party and that each Eclipse Party shall have no interest in such property. In the event that any of the Eclipse Parties desire to use any personal property located on the Premises and the Company finds such use to be acceptable, then the Company and such Eclipse Party shall enter into a lease agreement on commercially reasonable terms.

                  6. The applicable Eclipse Party hereby subleases to the Company, and Company hereby subleases from the applicable Eclipse Party, the premises known as 10333 N. Meridian Street, Suite 350, Indianapolis, Indiana (the "Premises"). The term of the sublease shall be for the remaining term of the underlying lease between the applicable Eclipse Party and the landlord (the "Real Estate Lease"), a true and correct copy of which has been provided to the Chief Executive Officer of the Company. The sublease rent payable by the Company shall be equal to the rent due under the Lease. If any Eclipse Party occupies any portion of the Premises from time to time, it shall pay to the Company a prorata portion of the sublease rent paid by the Company based on the actual square footage of the space occupied by such Eclipse Party. No Eclipse Party shall modify, amend, terminate, or exercise any options which it may have under, the Real Estate Lease without the written consent of the Chief Executive Officer of the Company. Any notices received by any Eclipse Party in connection with the Real Estate shall be promptly provided to the Company.

                  7. The parties acknowledge and agree that the Company owes $36,170 to Eclipse America. The Company shall pay such amount to Eclipse America within 15 business days after the date of this Agreement. The parties acknowledge and agree that no other payables are due from the Company to any of the Eclipse Parties or any of their Affiliates.

                  8. Within six weeks of the date of this Agreement, each Eclipse Party agrees to cease any use of the name "RealMed" (or any variation thereof) and RealMed Capital Corporation shall change its name to a name that does not include the term "RealMed" or any variation thereof.

                  9. Each party agrees that, from time to time, it will execute and deliver, or cause to be executed and delivered, such additional agreements, instruments, certificates and documents and take all such actions as any other party to this Agreement may reasonably request for purposes of implementing or effectuating the provisions of this Agreement.

                  10. This Agreement shall be binding upon and shall inure to the benefit of all parties to this Agreement and their respective heirs, executors, administrators, assigns and successors in interest.

                  11. The parties affirm that this Agreement has been entered into in the State of Indiana and shall be governed by and construed in accordance with the substantive laws of the State of Indiana, notwithstanding any state's choice of law rules to the contrary. Further, the parties expressly agree that any and all action concerning any dispute arising under this Agreement shall be filed and maintained only in a state or federal court sitting in the State of Indiana, and each party hereby consents and submits to the jurisdiction of such state or federal court.

                  12. If any term or provision of this Agreement is held by a court of competent jurisdiction to be invalid, void or unenforceable, the remainder of the terms and provisions set forth herein shall remain in full force and effect and shall in no way be affected, impaired or invalidated, and each of the parties shall use its reasonable best efforts to find and employ an alternative means to achieve the same or substantially the same result as that contemplated by such term or provision.

                  13. No change, amendment, modification or supplement to this Agreement shall be valid or effective unless it is in writing and is duly executed by each party to this Agreement or its duly authorized successor or assign.

                  14. The failure of any party to this Agreement to enforce at any time any provision of this Agreement shall not be construed to be a waiver of such provision, nor in any way to affect the validity of this Agreement or any part of it or the right of such party to enforce each and every provision of this Agreement. Any waiver of any breach or provision of this Agreement must be in a writing signed by the waiving party in order to be effective and, except as otherwise clearly expressed in such a writing, no waiver of any breach or provision of this Agreement shall constitute a waiver of any other breach or provision or a continuing waiver. The performance by any party to this Agreement of any act not required of it by the terms of this Agreement shall not constitute either an agreement that such act is required or a waiver of the scope of, or limitations on, its obligations under this Agreement and no such performance shall estop such party from denying any obligation to perform such act or asserting such scope or limitations with respect to any further or future acts or failures to act.

                  15. When used in this Agreement, words denoting the singular include the plural and vice versa and words of any gender include all genders.

                  16. This Agreement constitutes a complete and total integration of the understanding of the parties with respect to the subject matter of this Agreement and it supersedes all prior and all contemporaneous agreements and understandings (whether written, oral or implied) of the parties, or their respective agents, with respect to such subject matter.

                  17.   This   Agreement   may  be   executed  in  one  or  more
counterparts, each of which shall be deemed an original but all of which together shall constitute but one agreement. Any facsimile transmission of a signed counterpart of this Agreement shall be deemed to be an original counterpart and all signatures appearing thereon shall be deemed to be originals.

                  18. In the event of any litigation among any of the parties to this Agreement regarding the matters governed hereby or the enforcement hereof, the losing party shall pay to the prevailing party all reasonable expenses and costs, including reasonable attorneys' fees, incurred by the prevailing party in connection with such litigation.

                  19. Each of Newcourt, JLT, LP and the French Shareholders (as defined in the Shareholder Agreement of even date herewith) shall be a third party beneficiary of this Agreement entitled to enforce this Agreement in its own name, so long as it owns at least 5% of the issued and outstanding common stock of the Company.

         IN WITNESS WHEREOF, the parties have entered into this Agreement as of the date set forth at the beginning of this Agreement.

REALMED CORPORATION

By: /s/ Robert B. Peterson

Robert B. Peterson, President

                                                  /s/ Robert B. Peterson

                                                      Robert B. Peterson


ECLIPSE AMERICA CORPORATION

By: /s/ Mark A. Morris                            /s/ Mark A. Morris

                                                      Mark A. Morris
By:

Its only officers, directors and shareholders



REALMED CAPITAL CORPORATION                 ECLIPSE COMPUTING, INC.

By: /s/ Mark A. Morris                      By: /s/ Mark A. Morris

By:________________________________         By:________________________________

Its only officers, directors and shareholders
                                   Its only officers, directors and shareholders



ECLIPSE POWERNET, INC.                      ECLIPSE CONSULTING GROUP, INC.

By: /s/ Mark A. Morris                      By: /s/ Mark A. Morris

By:________________________________         By:________________________________

Its only officers, directors and shareholders
                                   Its only officers, directors and shareholders






                       (Signatures continued on next page)

                   (Signatures continued from preceding page)



ECLIPSE GROUP, INC.                             ECLIPSE FINANCIAL CORPORATION


By: /s/ Mark A. Morris                      By: /s/ Mark A. Morris

By:________________________________         By:________________________________

Its only officers, directors and shareholders
                                   Its only officers, directors and shareholders

                                    Exhibit A
                      Partial List of Terminated Agreements


1. Services Contract, dated April 23, 1997, between Eclipse Consulting Group, Inc. and Eclipse Medisave America Corporation.

                                    Exhibit B
                              Surviving Agreements



1. Asset Purchase Agreement, dated April 25, 1997 and effective as of January 1, 1997 between Eclipse Computing, Inc. and Eclipse Medisave America Corporation.

2. Bill of Sale, effective as of January 1, 1997, signed by Eclipse Consulting, Inc. in favor of Eclipse Medisave America Corporation.

3. The Release and Termination Agreement dated as of June 15, 1999 among the Company, Newcourt Financial USA Inc., Candel & Partners, Gemplus SCA, Gemplus Corp., West Plaines Investment, Inc., Finno SCA, Allan Green, JLT, L.P., Rollin M. Dick, Mark A. Morris, Robert B. Peterson, and any "Surviving Agreement" set forth on Exhibit A thereto.

4.       Memorandum   signed  by  the   Company   and  agreed  to  by   Peterson
         memorializing the loan on May 4, 1998 made to the Company by Peterson in the principal amount of $150,000 with an interest rate of 4%.

                                    Exhibit C
                               Proprietary Rights


         All customer lists, software, source code, trade secrets, copyrights, and other intellectual property related to processing, adjudicating, paying and documenting medical insurance claims for providers of medical services and medical insurance companies and all goodwill associated therewith and all trademarks, trade names, and service marks including:

            Medisave America Master Group Administration Reference Manual registered effective December 9, 1997.

            Medisave America Master Group Administration - Version 2.4 registered effective December 10, 1997.

            The names "RealMed Corporation," "RealMed" and all variations and derivations thereof.

                                    Exhibit D
                                Leased Employees



Computer Programming Consultants................................$95.00 per hour


Other Personnel....................................To Be Agreed Upon by RealMed
                                               CEO and Applicable Eclipse Party

                                    Exhibit E
                                 Leased Property


         Leased Property consists of the property listed on the following 6 pages on Exhibit E-1 and all property listed on pages 1-7 of Exhibit E-2 that is not owned by RealMed Corporation.